EXHIBIT 23.2

CONSENT OF
MCKENNON, WILSON & MORGAN LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Camelot Entertainment Group, Inc.
Irvine, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated April 15, 2009 relating to the financial statements of Camelot Entertainment Group, Inc. as of December 31, 2008 which appears in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2009.

/s/	McKennon Wilson & Morgan LLP

Irvine, California
November 4, 2009